UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2011

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-23153 (Commission File Number)	87-0543981 (IRS Employer Identification No.)

150 West Civic Center Drive, Suite 400, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2011, SecureAlert, Inc., a Utah corporation (the “Company”), received executed agreements completing its acquisition of all of the issued and outstanding stock of Midwest Monitoring & Surveillance, Inc., a Minnesota corporation with principal offices in Fairmont, MN (“MM&S”)  from the minority shareholders of MM&S.  MM&S is engaged in providing parole and probation monitoring equipment and services.

In December 2007 and April of 2010, the Company had purchased a total of 53.145% of the issued and outstanding capital stock of MM&S, together with an option (“Option”) to purchase the remaining shares from Gary Bengtson, Gary Shelton, Larry Gardner and Sue Gardner (the “Sellers”).  The Company completed the purchase by the exercise of the Option, acquiring the remaining 46.855% of the issued and outstanding capital stock of MM&S from the Sellers (“Remaining Shares”), effective June 30, 2011. As a result of its acquisition of the Remaining Shares, MM&S is now a wholly-owned subsidiary of the Company.

As consideration for the Remaining Shares of MM&S, the Company agreed to pay approximately $2,488,000 as follows:  (1) a combined $500,000 in initial cash payments by August 2011; (2) a total of $650,000 in quarterly cash installment payments, beginning October 2011 and ending September 2013; (3) quarterly payments during the same period equal to 10% of the gross profits of MM&S; and (4) issuing to the Sellers a total of 2,705,264 restricted shares of the Company’s common stock valued at $238,063 ($0.088 per share).

The foregoing description of the transaction is not complete and is qualified in its entirety by reference to the agreements with the Sellers, copies of which are filed with this Report as exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the acquisition of the Remaining Shares of MM&S, the Company will issue to the Sellers a total of 2,705,264 restricted shares of its Common Stock (“Acquisition Shares”).  The Acquisition Shares are issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon exemptions from registration, including, among others, the exemption under Section 4(2) of the Securities Act.  The Acquisition Shares will be issued directly by the Company and do not involve a public offering or general solicitation.  Each Seller received or had effective access to files and records of the Company that contained the relevant information needed to make his or her investment decision, including the Company’s financial statements and periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  The Company has reasonable belief that each recipient of the SecureAlert Shares, individually or together with his or her purchaser representative, has such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of an acquisition of the SecureAlert Shares.

Item 7.01.	Regulation FD Disclosure.

On July 12, 2011, the Company issued a press release announcing its acquisition of the Remaining Shares of MM&S.  A copy of the press release is attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by SecureAlert, Inc. on July 12, 2011.
99.2	Amended Stock Purchase Agreement with Gary Shelton and Larry and Sue Gardner.
99.3	Employment Contract with Gary Shelton.
99.4	Amended Stock Purchase Agreement with Gary Bengtson.
99.5	Employment Contract with Gary Bengtson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECUREALERT, INC.

By: /s/ John L. Hastings, III
Chief Executive Officer and President

Date: July 12, 2011